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                                                                     Exhibit 4.1


                    FEDERAL EMPLOYER IDENTIFICATION NO. 22-2603175
                           CERTIFICATE OF AMENDMENT TO THE
                             CERTIFICATE OF INCORPORATION
                                          OF
                        COMPOST AMERICA HOLDING COMPANY, INC.


         Pursuant to the provision of Section 14A:7-2, of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to Certificate of Incorporation:

              1.   The name of the corporation is:

                   Compost America Holding Company, Inc.

              2. The following amendment to the Certificate of Incorporation was approved by the directors of the corporation on the 12th day of December, 1997:

         The Certificate of Amendment to the Certificate of Incorporation of Compost America Holding Company, Inc. relating to the Certificate of Designations of Rights and Preferences of Series A Exchange Redeemable Preferred Stock, filed on November 6, 1997 (the "Series A Certificate"), is hereby amended as follows:

              A. Paragraph 2(a) of the Certificate of Designations of Rights and Preferences of Series A Exchangeable Redeemable Preferred Stock (the "Series A Designation"), attached as Exhibit "A" to the Series A Certificate, is amended by replacing the period at the end of the first sentence thereof with the following:

                   ", provided, however, that for the period ending December 31, 1997 dividends shall be payable at a rate which gives the holders of such stock a dividend equal to an 8% return from November 3, 1997 to December 31, 1997."

              B. Paragraph 3 (a)(i) of the Series A Designation shall be amended by replacing the phrase "(other than the Series C Preferred Stock outstanding on November 3, 1997)" with the phrase "(other than the 91,000 shares of Series C Preferred Stock outstanding on the date of the filing of this Certificate of Amendment)";

              C. Paragraph 4(a) of the Series A Designation shall be amended by replacing the phrase "(other than the Series C Preferred Stock outstanding on November 3, 1997)" with the phrase "(other than the 91,000 shares of Series C

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         Preferred Stock outstanding on the date of the filing of this
         Certificate of Amendment)";

         The Series A Certificate is hereby further amended as follows:

         A. The first page of the Series A Certificate is amended by replacing the first three lines of the unnumbered paragraph immediately preceding paragraph 1 with the following:

                   "Pursuant to the provisions of Section 14A:7-2(2) of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to the Certificate of Corporation relating to a Certificate of Designations of Rights and Preferences of Series A Exchangeable Redeemable Preferred Stock filed on November 6, 1997."

              B.   Paragraph 2 of the first page of the Series A
         Certificate is amended by deleting the phrase "and thereafter duly adopted by the shareholders."

              C. A new paragraph 3 is added on the first page of the Series A Certificate immediately following paragraph 2 and preceding the resolution, as follows:

                   The Certificate of Incorporation is amended so that the designation and number of shares of each class and series acted upon in the resolution, and the relative rights, preferences and limitations of each such class and series are as stated in the resolution.

              D. A new paragraph 4 is added to the first page of the Series A Certificate immediately after new paragraph 3 and preceding the resolution as follows:


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                   The resolution referred to in Paragraph 3 is
                   the resolution of the Board setting forth its actions and stating the designation and number of shares, and the relative rights, preferences and limitations of the shares of
                   Series A Exchangeable Redeemable   Preferred
                   Stock thereby created is set forth below.

         This Certificate of Incorporation is amended so that the designation and number of shares of each class and series acted upon in the resolution, and the relative rights, preferences and limitations of each such class and series, are as stated in the resolution.

         The resolution referred to in the immediately preceding paragraph was adopted by the Board of Directors on December 12, 1997 and is the resolution of the Board setting forth the actions and stating the designation and number of shares, and the relative rights, preferences and limitations of the shares of Series A Preferred Stock and is set forth below:

              RESOLVED, that the Certificate of Amendment and the Certificate of Designations of Rights and Preferences of Series A Exchangeable Redeemable Preferred Stock filed on November 6, 1997 is confirmed in all respects and is incorporated herein by reference , subject, however, to the amendments set forth in the Certificate of Amendment dated December 12, 1997, and the Board authorizes the filing with the Secretary of State of the State of New Jersey of such Certificate of Amendment.



Dated this 12th day of  December, 1997


                   COMPOST AMERICA HOLDING COMPANY, INC.


                   BY: _______________________________________
                        Roger E. Tuttle, President